Exhibit 99.2

HUDSON INFORMATION TECHNOLOGY (US) BUSINESS

(A DIVISION OF HUDSON GLOBAL, INC.)

Audited Financial Statements

December 31, 2014 and 2013

HUDSON INFORMATION TECHNOLOGY (US) BUSINESS

(A DIVISION OF HUDSON GLOBAL, INC.)

AUDITED FINANCIAL STATEMENTS

KPMG LLP
345 Park Avenue New York, NY 10154-0102

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Hudson Global, Inc.:

Report on the Financial Statements

We have audited the accompanying financial statements of Hudson Information Technology (US) Business (a division of Hudson Global, Inc.), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of earnings, cash flows and parent’s equity in division for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hudson Information Technology (US) Business as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York August 14, 2015	KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

HUDSON INFORMATION TECHNOLOGY (US) BUSINESS

(A DIVISION OF HUDSON GLOBAL, INC.)

BALANCE SHEETS

(in thousands)

	December 31,
	2014	2013
ASSETS
Current assets:
Accounts receivable, less allowance for doubtful accounts of $205 and $12, respectively	$4,165	$4,424
Prepaid and other	155	157
Deferred tax assets	312	302

Total current assets	4,632	4,883
Property and equipment, net	18	48
Other assets	122	181

Total assets	$4,772	$5,112

LIABILITIES AND PARENT’S EQUITY IN DIVISION
Current liabilities:
Accounts payable	$1,422	$1,525
Accrued expenses and other current liabilities	693	863
Deferred revenue	257	299
Accrued business reorganization expenses	—	80

Total current liabilities	2,372	2,767
Other non-current liabilities	3	3

Total liabilities	2,375	2,770

Commitments and contingencies
Parent’s equity in division	2,397	2,342

Total liabilities and parent’s equity in division	$4,772	$5,112

See accompanying notes to financial statements.

HUDSON INFORMATION TECHNOLOGY (US) BUSINESS

(A DIVISION OF HUDSON GLOBAL, INC.)

STATEMENTS OF EARNINGS

(in thousands)

	Year Ended December 31,
	2014	2013
Revenue	$36,186	$41,588
Direct costs	27,224	31,195

Gross margin	8,962	10,393
Operating expenses:
Selling, general and administrative expenses	7,854	8,885
Depreciation and amortization	30	57
Business reorganization expenses	—	255

Total operating expenses	7,884	9,197

Income before provision for income taxes	1,078	1,196
Provision for income taxes	426	478

Net income	652	718

See accompanying notes to financial statements.

HUDSON INFORMATION TECHNOLOGY (US) BUSINESS

(A DIVISION OF HUDSON GLOBAL, INC.)

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$652	$718
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30	57
Provision for doubtful accounts	193	1
Provision for (benefit from) deferred income taxes	15	(36)
Changes in assets and liabilities:
Decrease in accounts receivable	67	1,478
Decrease in prepaid and other assets	37	166
Decrease in accounts payable, accrued expenses and other liabilities	(354)	(923)
(Decrease) increase in deferred revenue	(43)	175

Net cash provided by operating activities	597	1,636

Cash flows used in investing activities:
Capital expenditures	—	(7)

Net cash used in investing activities	—	(7)

Cash flows used in financing activities:
Distribution to parent, net	(597)	(1,629)

Net cash used in financing activities	(597)	(1,629)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of the period	—	—

Cash and cash equivalents, end of the period	$—	$—

See accompanying notes to financial statements.

HUDSON INFORMATION TECHNOLOGY (US) BUSINESS

(A DIVISION OF HUDSON GLOBAL, INC.)

STATEMENTS OF PARENT’S EQUITY IN DIVISION

(in thousands)

Parent’s equity in division, January 1, 2013	$3,253
Net income	718
Distribution to parent, net	(1,629)

Parent’s equity in division, December 31, 2013	$2,342
Net income	652
Distribution to parent, net	(597)

Parent’s equity in division, December 31, 2014	$2,397

See accompanying notes to financial statements.

HUDSON INFORMATION TECHNOLOGY (US) BUSINESS

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

(in thousands)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Hudson Global, Inc. (“Hudson”) entered into an agreement (the “Agreement”) to sell its Hudson Information Technology (US) business (“US IT”) to Mastech, Inc. for $17,000 in cash at closing less the amount of deferred revenues relating to US IT. The agreement provides that Hudson will retain all of US IT’s working capital and pre-closing liabilities.

US IT is a domestic division of Hudson specializing in providing customers with information technology permanent recruitment and temporary contracting solutions. Permanent recruitment is offered on a contingent basis. In temporary contracting, US IT provides a range of project management, interim management and professional contract staffing services. These services draw upon a combination of specialized recruiting and project management competences to deliver a wide range of solutions. US IT employed professionals are placed with client organizations for a defined period of time based on a client’s specific business need.

The financial statements have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange commission. The accompanying financial statements have been prepared on a “carve-out” basis from Hudson’s accounts and reflect the historical accounts directly attributable to US IT together with allocations of costs and expenses from Hudson. The financial statements include allocations that management believes are reasonable and appropriate in the circumstance, since certain shared costs were not historically included in US IT. These allocations may not be indicative of the actual costs that would have been incurred during the periods presented had US IT historically operated as a separate, stand-alone entity.

US IT historically has been managed and operated in the normal course of business by Hudson along with other Hudson affiliates. While many of the customer-facing components of US IT are separate, many of the back office functions are shared between US IT and Hudson operations in the United States of America (“U.S.”). Accordingly, certain shared costs have been allocated to US IT. Management believes the allocation methodologies used are reasonable; however, the expenses may not be indicative of the actual expenses that would have been incurred during the periods presented had US IT historically operated as a separate, stand-alone entity.

The financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. Hudson’s net investment in US IT (“parent’s equity in division”) is shown in lieu of stockholders’ equity in the financial statements. Parent’s equity in division represents cumulative earnings of US IT offset by cash distributions in excess of amounts charged by Hudson for allocated costs and income taxes.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of carve-out financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the carve-out financial statements. Such estimates also affect the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from estimates under different assumptions or conditions. Also, certain amounts in the accompanying carve-out financial statements have been allocated in a way that management believes is reasonable and consistent in order to depict the historical financial position, statement of earnings, and cash flows of US IT on a stand-alone basis. Actual results could differ materially from those estimates under difference assumptions or conditions.

Revenue Recognition

US IT recognizes revenue for temporary services at the time services are provided. Temporary contracting revenue is reported on a gross basis when US IT acts as the principal in the transaction and is at risk for collection in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 605-45, “Overall Considerations of Reporting Revenue Gross as a Principal versus Net as an Agent.” US IT’s revenues are derived from its gross billings, which are based on (i) the payroll cost of its worksite employees; and (ii) a markup computed as a percentage of the payroll cost.

US IT recognizes revenue for permanent placements based on the nature of the fee arrangement. Revenue generated when US IT permanently places an individual with a client on a contingent basis is recorded at the time of acceptance of employment, net of an allowance for estimated fee reversals.

ASC 605-45-50-3 and ASC 605-45-50-4, “Taxes Collected from Customers and Remitted to Governmental Authorities,” provide that the presentation of taxes on either a gross basis (included in revenue and expense) or net basis (excluded from revenue) is an accounting policy decision. US IT collects various taxes assessed by governmental authorities and records these amounts on a net basis.

Selling, General and Administrative Expenses

Included in selling, general and administrative expenses are salaries and related expenses, office and general expenses and allocated expenses from Hudson. Salaries and related expenses include the salaries, commissions, payroll taxes and employee benefits related to recruitment professionals, executive level employees, administrative staff and other employees of US IT who are not temporary contractors. Office and general expenses include occupancy, equipment leasing and maintenance, utilities, travel expenses, professional fees and provision for doubtful accounts.

Income Taxes

Earnings from US IT’s operations are subject to tax in various jurisdictions within the U.S. US IT accounts for income taxes in accordance with ASC 740, “Income Taxes”. This standard establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities. It requires an asset and liability approach for financial accounting and reporting of income taxes. US IT’s operations are included in the various Hudson’s consolidated or combined tax returns. For purposes of these financial statements, US IT has determined its U.S. income tax provision as if it were filing a separate single U.S. tax return. The state income tax provision was determined as if US IT filed as a single entity. Accrued U.S. federal and state income tax balances are treated as settled as of the end of each year with Hudson. As such, they are included in net parent investment in the accompanying balance sheets.

Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Accounts Receivable

US IT’s accounts receivable balances are composed of billed and unbilled receivables. US IT maintains an allowance for doubtful accounts and makes ongoing estimates as to the ability to collect on the various receivables. If US IT determines that the allowance for doubtful accounts is not adequate to cover estimated losses, an expense to provide for doubtful accounts is recorded in selling, general and administrative expenses. If an account is determined to be uncollectible, it is written off against the allowance for doubtful accounts. Management’s assessment and judgment are vital requirements in assessing the ultimate realization of these receivables, including the current credit-worthiness, financial stability and effect of market conditions on each customer.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily using the straight line method over the following estimated useful lives:

Years
Furniture and equipment	3 - 8
Capitalized software costs	3 - 5
Computer equipment	2 - 5

Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term. The amortization periods of material leasehold improvements are estimated at the inception of the lease term.

Capitalized Software Costs

Capitalized software costs consist of costs to purchase and develop software for internal use. US IT capitalizes certain incurred software development costs in accordance with ASC 350-40, “Intangibles Goodwill and Other: Internal-Use Software.” Costs incurred during the application-development stage for software purchased and further customized by outside vendors for US IT’s use and software developed by a vendor for US IT’s proprietary use have been capitalized. Costs incurred by US IT’s own personnel who are directly associated with software development are capitalized as appropriate. Capitalized software costs are included in property and equipment.

Advertising Costs

US IT expenses advertising costs as incurred. For the years ended December 31, 2014 and 2013, US IT expensed advertising costs of $353 and $396, respectively and are recorded in selling, general and administrative expenses.

Allocation of Indirect Expenses

US IT has been allocated expenses from Hudson of $3,255 and $3,194 for the years ended December 31, 2014 and 2013, respectively which are recorded in selling, general and administrative expenses. Theses allocated costs are primarily related to corporate general and administrative expenses, employee related costs including retirement plan and other benefits, and overhead-related costs. Included in the allocations are information technology usage fees, legal services, accounting and finance services, human resources, marketing and contract support, facility and other corporate and infrastructural services. The costs associated with these services and support functions have been allocated to US IT using the most meaningful respective allocation methodologies which were primarily based on proportionate headcount.

Concentration of Credit Risk

US IT’s revenue is earned from information technology temporary contracting and permanent recruitment services provided to customers in a variety of sectors in North America. The following table presents customers with revenues greater than 10% of US IT’s total revenues for the years ended December 31, 2014 and 2013:

	Year Ended December 31,
	2014	2013
Blue Cross Blue Shield	19.6%	23.5%

The following table presents customers with accounts receivable greater than 10% of US IT’s accounts receivable as of December 31, 2014 and 2013.

	As of December 31,
	2014	2013
Depository Trust & Clearing Corp	11.2%	—
ArcelorMittal	10.4%	—
Blue Cross Blue Shield of Illinois	—	15.5%

NOTE 3 – REVENUE, DIRECT COSTS AND GROSS MARGIN

US IT’s revenue, direct costs and gross margin were as follows:

	For The Year Ended December 31, 2014
	Temporary Contracting	Permanent Recruitment	Total
Revenue	$35,563	$623	$36,186
Direct costs (1)	27,224	—	27,224

Gross margin	$8,339	$623	$8,962

	For The Year Ended December 31, 2013
	Temporary Contracting	Permanent Recruitment	Total
Revenue	$40,540	$1,048	$41,588
Direct costs (1)	31,195	$—	31,195

Gross margin	$9,345	$1,048	$10,393

(1)	Direct costs include the direct staffing costs of salaries, payroll taxes, employee benefits, travel expenses and insurance costs for US IT’s contractors and reimbursed out-of-pocket expenses and other direct costs. Gross margin represents revenue less direct costs. The mix of contracting and permanent recruitment, and the functional nature of the staffing services provided can affect gross margin.

NOTE 4 – INCOME TAXES

Income Tax Provision

US IT’s operations are part of Hudson and are included in certain of Hudson’s consolidated income tax returns. The tax provisions have been prepared on a standalone basis, as if US IT is a separate entity under common ownership. US IT is included in Hudson’s consolidated income tax returns filed for federal and, where applicable, state tax purposes. As a result US IT makes no direct payment of U.S. federal or state income taxes. U.S. federal and state income taxes are assumed to be settled by December 31 of the respective year. Accordingly, U.S. federal and state income taxes payable equal zero at the end of each period.

The provision for income taxes was as follows:

	Year ended December 31,
	2014	2013
Current tax provision:
U.S. Federal	$367	$457
State and local	44	57

Total current provision for income taxes	411	514
Deferred tax provision (benefit):
U.S. Federal	14	(33)
State and local	1	(3)

Total deferred provision for (benefit from) income taxes	15	(36)

Total provision for income taxes	$426	$478

Tax Rate Reconciliation

The effective tax rates for the years ended December 31, 2014, and 2013 were 39.5% and 40.0%, respectively. These effective tax rates differ from the U.S. Federal statutory rate of 35% due to state taxes and non-deductible expenses. The following is a reconciliation of the effective tax rate for the years ended December 31, 2014 and 2013 to the U.S. Federal statutory rate of 35%:

	Year ended December 31,
	2014	2013
Income tax provision at Federal statutory rate of 35%	$377	$419
State income taxes, net of Federal income tax effect	45	54
Nondeductible expenses and others	4	5

Provision for income tax	$426	$478

Deferred Taxes Assets (Liabilities)

Deferred income taxes are provided for the tax effect of temporary differences between the financial reporting basis and the tax basis of assets and liabilities. Net deferred tax assets were included in other assets in the accompanying balance sheets. US IT expects to realize it deferred tax assets through the reversal of existing taxable temporary differences and future taxable income. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Significant temporary differences at December 31, 2014 and 2013 were as follows:

	As of December 31,
	2014	2013
Current deferred tax assets (liabilities):
Allowance for doubtful accounts	$105	$33
Prepaid expenses	43	46
Deferred revenue	105	122
Accrued and other current liabilities	59	101

Current deferred tax assets, total	312	302
Non-current deferred tax assets (liabilities):
Property and equipment	65	89
Accrued and other non-current liabilities	3	4

Non-current deferred tax assets, total	68	93

Deferred tax assets, total	$380	$395

Uncertain Tax Positions

As of December 31, 2014 and 2013, US IT had no unrecognized tax benefits.

NOTE 5 – PROPERTY AND EQUIPMENT, NET

As of December 31, 2014 and 2013, property and equipment, net were as follows:

	As of December 31,
	2014	2013
Computer equipment	$156	$171
Furniture and equipment	346	321
Capitalized software costs	146	69
Leasehold and building improvements	111	118

	759	679
Less: accumulated depreciation and amortization	741	631

Property and equipment, net	$18	$48

NOTE 6 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

As of December 31, 2014 and 2013, US IT’s accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2014	2013
Salaries, commissions, bonus and benefits	$517	$641
Accrued client rebates	156	187
Other accruals	20	35

Total accrued expenses and other liabilities	$693	$863

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases

US IT leases facilities and equipment under operating leases that expire at various dates through 2016. Some of the operating leases provide for increasing rents over the term of the lease. Total rent expense under these leases is recognized ratably over the lease terms. As of December 31, 2014, future minimum lease commitments under non-cancelable operating leases, which will be expensed in selling, general and administrative expenses, were as follows:

2015	$86
2016	1

$87

Rent and related expenses for operating leases of facilities and equipment recorded under the caption “Selling, general and administrative expense” in the accompanying statements of earnings were $248 and $337 for the years ended December 31, 2014 and 2013, respectively.

Litigation and Complaints

US IT is subject, from time to time, to various claims, lawsuits, contracts disputes and other complaints from, for example, clients, candidates, suppliers, landlords for both leased and subleased properties, former and current employees, and regulators or tax authorities arising in the ordinary course of business. US IT routinely monitors claims such as these, and records provisions for losses when the claim becomes probable and the amount due is estimable. Although the outcome of these claims cannot be determined, US IT believes that the final resolution of these matters will not have a material adverse effect on US IT’s financial condition, results of operations or liquidity.

US IT is not aware of any matters that have reached the threshold of probable and estimable. As such, as of December 31, 2014 and 2013, no reserves have been established for legal, regulatory and other contingent liabilities.

NOTE 8 – SUBSEQUENT EVENTS

On June 15, 2015, Hudson completed the sale of substantially all of the assets (excluding working capital) of US IT to Mastech, Inc.

Management of US IT has evaluated its December 31, 2014 carve-out financial statements for subsequent events through August 14, 2015, the date the financial statements were available to be issued. Management is not aware of any subsequent events that would require recognition or disclosure in the carve-out financial statements.